Exhibit 99.1

Message to Shareholders

Greer Bancshares Incorporated

November 9, 2009

Dear Shareholders and Friends:

Greer Bancshares Incorporated’s operations for the quarter ended September 30, 2009 resulted in net income of $630,000 before TARP-related costs of $158,000, resulting in net income available to common shareholders of $472,000 or $0.19 per diluted share. Company operating performance for the quarter ended September 30, 2009 compares well to the same quarter of 2008, primarily as a result of the significant impairment charge taken in the third quarter of last year relating to our investment in Fannie Mae securities. While we are not fully satisfied with the current level of our net interest margin, we are pleased with the consistent quarterly improvement in our net interest margin since the end of last year, as this remains an area of primary management focus. We continue to make contributions to loan loss reserves, as our loan loss model dictates. Lastly, we were able to take some gains in this most recent quarter from the investment portfolio, and use these gains to offset impairment of certain investments and offset increased FDIC deposit insurance premiums.

On a year to date basis through September 30, 2009, the Company’s operations generated net income of $598,000, before TARP- related costs of $423,000. As you may recall, our results for the first half of 2009 were negatively impacted by necessary increases in loan loss reserves and a $311,414 write-off in the value of restricted stock held by Greer State Bank in a correspondent banking enterprise in Atlanta, Georgia which failed subsequent to March 31, 2009.

In the nine months ended September 30, 2009, FDIC insurance premiums totaled $701,000, which compares to premiums of $157,000 through the same period a year ago. As of September 30, 2009:

•	total assets amounted to $473 million, an increase of 10.15% from September 30, 2008;

•	total loans outstanding were $309 million, up 3.07% from the same period a year ago; and

•	total deposits reached $290 million, up $9.2 million from September 30, 2008. This total deposit figure is net of a $16.4 million reduction in wholesale deposits.

In addition to the net interest margin, other areas of daily focus continue to revolve around managing credit issues and problem asset disposition, core deposit growth and operating expense control. Our management of operating expenses that are within our control has been the easiest of these to accomplish. Contributions to the loan loss reserve and increased FDIC insurance charges continue to represent our primary burdens. Based upon current market conditions and forecasts for a very gradual economic recovery, we expect to see continued pressure on earnings from loan loss issues and OREO expenses in the months to come. Our contributions to the loan loss provision amounted to $2,570,000 through the first nine months of 2009, which compares to $1,469,000 through September 30, 2008.

Our total risk based capital ratio was 12.07% as of September 30, 2009, which remains above the “well capitalized” threshold of 10%. We are pleased to make progress in this area, and hope to further enhance our capital position as economic conditions improve.

Lastly, we recently received the results of the FDIC Deposit Market Share Report as of June 30, 2009 which reflected Greer State Bank as the number one depository institution within our market. We are very pleased to have achieved this top ranking over strong national and local depository competition.

We thank you as our shareholders for your patience and support as we continue to manage your Company through the deepest recession of this generation. The employees and directors of Greer Bancshares Incorporated remain committed to protecting and enhancing your investment.

We welcome your comments for improving your Company and our communications with you.

Walter M. Burch	Kenneth M. Harper
Chairman of the Board	President & Chief Executive Officer

	In 000’s
	9/30/09	12/31/08
ASSETS

Cash and due from banks	$7,540	$5,808
Federal funds sold	—	121
Interest bearing deposits	539	371
Investment securities:
Held to maturity	—	15,977
Available for sale	128,165	79,874
Loans, less allowance for loan losses	302,619	306,287
Premises and equipment, net	6,021	6,295
Accrued interest receivable	1,932	2,094
Restricted stock	5,937	5,690
Other real estate owned	7,108	1,843
Other assets	13,360	12,772

TOTAL ASSETS	$473,221	$437,132

LIABILITIES

Deposits
Noninterest bearing	$33,154	$28,429
Interest bearing	256,841	253,696

Total Deposits	289,995	282,125

Short term debt	14,471	8,000
Long term debt	133,841	125,341
Other liabilities	5,238	3,840

TOTAL LIABILITIES	443,545	419,306

STOCKHOLDERS EQUITY:

Preferred stock	10,007	—
Common stock	12,433	12,433
Additional paid in capital	3,512	3,415
Retained earnings	2,002	1,827
Accumulated other comprehensive income	1,722	151

Total Stockholders Equity	29,676	17,826

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$473,221	$437,132

	For the Quarter Ended		Year-to-Date
	In 000’s
	9/30/09	9/30/08	9/30/09	9/30/08
Income (Loss) Before Taxes	853	(7,464)	714	(6,110)
Provision (benefit) for Income Taxes	223	(271)	116	7

Net Income (Loss)	630	(7,193)	598	(6,117)

Preferred stock dividends and net discount accretion	(158)	—	(423)	—

Net Income (Loss) available to common shareholders	472	(7,193)	175	(6,117)

Weighted average shares outstanding:	2,487	2,487	2,487	2,485

Earnings (loss) per Common
Basic Share	$.19	$(2.89)	$.07	$(2.46)

Earnings (loss) per Common
Diluted Share	$.19	$(2.89)	$.07	$(2.46)

*********************************

Forward-looking and cautionary statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment;

•	the level of allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December, 2008, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release.

	For the Quarter Ended		Year-to-Date
	In 000’s
	9/30/09	9/30/08	9/30/09	9/30/08
Interest income
Loan (including fees)	$4,278	$4,682	$12,434	$13,911
Investment securities:
Taxable	1,088	1,210	3,225	3,485
Exempt from federal taxes	249	222	724	695
Federal funds sold	2	4	3	36
Other	4	4	7	13

Total interest income	5,621	6,122	16,393	18,140

Interest expense
Int. on deposit accounts	1,434	1,854	4,583	5,853
Int. on other borrowings	1,180	1,285	3,515	3,790

Total interest expense	2,614	3,139	8,098	9,643

Net interest income	3,007	2,983	8,295	8,497

Provision for loan losses	475	928	2,570	1,469

Net interest income after Provision for loan losses	2,532	2,055	5,725	7,028

Noninterest income
Customer service fees	221	219	669	649
Gain/(loss) on securities	476	—	1,083	200
Impairment loss on restricted stock	—	—	(311)	—
Impairment loss on investment security	(93)	(7,935)	(93)	(7,935)
Other operating income	381	433	1,238	1,580

Total noninterest income	985	(7,283)	2,586	(5,506)

Noninterest expense
Salaries, wages & benefits	1,452	1,250	4,298	4,387
Occupancy and equipment	212	245	622	695
FDIC deposit insurance assessments	294	54	701	157
Other operating expenses	706	687	1,976	2,393

Total noninterest expense	2,664	2,236	7,597	7,632

BALANCE SHEET

As of September 30, 2009

Unaudited

STATEMENTS OF INCOME

As of September 30, 2009

Unaudited

Greer Bancshares Incorporated and Greer State Bank

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	Kenneth M. Harper
Mutual Home Stores	Greer State Bank
President & CEO

R. Dennis Hennett	Harold K. James
Retired	James Agency, Inc
Greer State Bank	Real Estate and Insurance
Former CEO	Vice President/Broker In Charge

Paul D. Lister	David M. Rogers
Lister & Jeter, CPAs, LLC	Joshua’s Way, Inc
President

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President

Greer State Bank Executive Officers

Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer

Victor K. Grout
Executive Vice President &
Commercial Banking Manager

Greer Bancshares Incorporated

Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864-877-2000

“TELEBANKER” - 864-879-2265

www.greerstatebank.com

Member FDIC

CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS

September 30, 2009

POST OFFICE BOX 1029
GREER, SC 29652

GREER BANCSHARES INCORPORATED

Post Office Box 1029

Greer, South Carolina 29652-1029